UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

FRESH HEALTHY VENDING INTERATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-177305	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Financial Court, Suite 100, Diego, California 9117
(Address of Principal Executive Offices)

858-210-4200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On March 9, 2016, Fresh Healthy Vending International, Inc. (the "Company") signed an engagement letter agreement (the “Agreement”) with Joseph Gunnar & Co., LLC (“Joseph Gunnar”), whereby Joseph Gunnar was engaged to act as (i) the exclusive placement agent and investment banker for the Company in connection with an offer and placement, on a best efforts basis, (the “Private Placement”) of approximately $2 million or greater of debt or securities of the Company (“Securities”) and, (ii) the sole book-runner for the underwriting of a registered public offering on a firm commitment basis (the “Public Offering”) of common stock (the “Common Stock”) by the Company.  The terms of the Private Placement and the Public Offering shall be mutually agreed upon by the Company and the investors and nothing in the Agreement implies that Joseph Gunnar has or would have the authority to bind the Company or an obligation of the Company to issue any Securities or Common Stock or to complete the Private Placement or the Public Offering.  The Agreement does not constitute a commitment by Joseph Gunnar to purchase the Securities or Common Stock and does not ensure the successful placement of the Securities, the completion of the Public Offering or the securing of any other financing on behalf of the Company.

The term of Joseph Gunnar’s engagement in connection with the Private Placement will begin on the date of the Agreement and end on the earlier of the consummation of the Private Placement or 30 days from the date of the Agreement.   The term of Joseph Gunnar’s engagement in connection with the Public Offering will begin on the date of the Private Placement Closing of at least $2 million in gross proceeds, and end on the earlier of the consummation of the Public Offering or twelve (12) months from the date of the Private Placement Closing, unless sooner terminated pursuant to the terms of the Agreement.

The Company has agreed to pay Joseph Gunnar certain fees consisting of cash commission and warrants and expenses in connection with the successful completion of the Private Offering, together with a $30,000 advance at the closing of the Private Placement, which shall be applied against actual out-of-pocket accountable expenses in connection with the Public Offering.  The Company has also agreed to pay certain fees consisting of cash underwriting discounts and warrants and expenses in connection with the consummation of the Public Offering, together with reimbursement of up to $150,000 of actual accountable expenses incurred to such date up to a terminated Public Offering.

The above descriptions of the Agreement is qualified in its entirety by reference to the forms of such document attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Engagement Letter Agreement, dated March 9, 2016, between Fresh Healthy Vending International, Inc. and Joseph Gunnar & Co., LLC.*

*	The copy of the Agreement filed herewith has been redacted to remove certain confidential information. We intend to file a confidential treatment request with the Commission regarding this information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fresh Healthy Vending International, Inc.

Date: March 15, 2016	By:	/s/ Arthur Budman
	Name:	Arthur Budman
	Title:	Chief Executive Officer and Chief Financial Officer